Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Matthew Angel, Chief Executive Officer of Tempest Therapeutics, Inc. (the “Company”), and Stephanie Horn, Chief Financial Officer, of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2026

/s/ Matthew Angel	/s/ Stephanie Horn-Warnock
Matthew Angel	Stephanie Horn-Warnock
Chief Executive Officer & President (Principal Executive Officer)	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Tempest Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.